Exhibit 10.6

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, effective as of [•], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between First Light Acquisition Group, Inc., a Delaware corporation (the “Company”), each of the undersigned series 1 through 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company (such 15 series collectively, the “Sponsor”) and Metric Finance Holdings I, LLC, a Delaware limited liability company (“Metric”, together with the Sponsor, the “Purchasers”).

WHEREAS:

The Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (each, a “Share”), and one-third of one redeemable warrant as set forth in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”), File Number 333-[•] (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”);

Each whole warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share; and

Each purchaser has agreed to purchase from the Company the number of redeemable warrants set forth opposite such Purchaser’s name on Schedule I hereto (or up to such number of redeemable warrants set forth opposite such Purchaser’s name under the column “Over-Allotment” on Schedule I if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each whole Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

B. Purchase and Sale of the Private Placement Warrants.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed upon by the Purchasers and the Company (the “Initial Closing Date”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price set forth opposite such Purchaser’s name under the column “Private Placement Warrants Purchase Price” on Schedule I hereto (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to an account designated by the Company, at least one business day prior to the Initial Closing Date in accordance with the Company’s wiring instructions; provided, however, that the Purchase Price shall be reimbursed to the relevant Purchaser if the Initial Closing Date does not occur on the next business day following such wire payment. On the Initial Closing Date, following the payment by each Purchaser of the Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in such Purchaser’s name to the relevant Purchaser, or effect such delivery in book-entry form.

(ii) On the date of the consummation of each closing (if any) of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed upon by the relevant Purchaser and the Company (each such date, an “Over-allotment Closing Date”, and, each Over-allotment Closing Date (if any) together with the Initial Closing Date, being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of up to 3,253,290 Private Placement Warrants (for each Purchaser, up to the number of warrants set forth opposite such Purchaser’s name under the column “Over-Allotment” on Schedule I hereto), in the same proportion as the portion of the over-allotment option that is then so exercised, at a price of $1.50 per warrant for an aggregate purchase price of up to $4,879,935 (for each Purchaser, for an aggregate purchase price up to the amount set forth opposite such Purchaser’s name under the column “Over-Allotment Purchase Price” on Schedule I hereto) if the over-allotment option in connection with the Public Offering is exercised in full (the “Over-allotment Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company at least one business day prior to such Over-allotment Closing Date in accordance with the Company’s wiring instructions; provided, however, that the Over-allotment Purchase Price shall be reimbursed to the relevant Purchaser if such Over-allotment Closing Date does not occur on the next business day following such wire payment. On the Over-allotment Closing Date, following the payment by each Purchaser of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in such Purchaser’s name to the relevant Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (the “Warrant Agreement”).

(ii) On or prior to the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration and stockholders rights agreement (the “Registration and Stockholders Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to each Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Initial Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation of the Company or the Bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, each Purchaser will have good title to the Private Placement Warrants it has purchased and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of such Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to each Purchaser, each Purchaser hereby represents and warrants to the Company as to itself (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C. Investment Representations.

(i) Such Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for such Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(iii) Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Stockholders Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, such Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) Such Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investment in the Securities.

(ix) Such Purchaser understands that the Private Placement Warrants shall bear the legend restricting transfers substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of each Purchaser to purchase and pay for the Private Placement Warrants to be purchased on a Closing Date are subject to the fulfillment, on or before each such Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to each Purchaser.

E. Registration and Stockholders Rights Agreement. The Company shall have entered into a Registration and Stockholders Rights Agreement with the Purchasers on terms satisfactory to each Purchaser.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after [•], 2021 upon the election by either the Company or each Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by each Purchaser to its affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the U.S. Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act of the United States or the Uniform Commercial Code of the United States.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an in convenient forum.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

FIRST LIGHT ACQUISITION GROUP, INC.

By:
Name:
Title:

SPONSOR:

FIRST LIGHT ACQUISITION GROUP, LLC

By: FLAG Sponsor Manager, LLC, on behalf of Series 1 through Series 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company

By:
Name:
Title:

METRIC:

METRIC FINANCE HOLDINGS I, LLC

By:
Name:
Title:

[Signature page to Private Placement Warrants Purchase Agreement]

Schedule I

The Purchasers	Private Placement Warrants	Private Placement Warrants Purchase Price	Over-Allotment	Over-Allotment Purchase Price
First Light Acquisition Group, LLC – Series 1	333,333	$499,999.50	333,333	$499,999.50
First Light Acquisition Group, LLC – Series 2	333,333	$499,999.50	333,333	$499,999.50
First Light Acquisition Group, LLC – Series 3	66,667	$100,000.50	66,667	$100,000.50
First Light Acquisition Group, LLC – Series 4	66,667	$100,000.50	66,667	$100,000.50
First Light Acquisition Group, LLC – Series 5	83,333	$124,999.50	83,333	$124,999.50
First Light Acquisition Group, LLC – Series 6	166,667	$250,000.50	166,667	$250,000.50
First Light Acquisition Group, LLC – Series 7	233,333	$349,999.50	233,333	$349,999.50
First Light Acquisition Group, LLC – Series 8	33,333	$49,999.50	33,333	$49,999.50
First Light Acquisition Group, LLC – Series 9	166,667	$250,000.50	166,667	$250,000.50
First Light Acquisition Group, LLC – Series 10	100,000	$150,000	100,000	$150,000

The Purchasers	Private Placement Warrants	Private Placement Warrants Purchase Price	Over-Allotment	Over-Allotment Purchase Price
First Light Acquisition Group, LLC – Series 11	33,333	$49,999.50	33,333	$49,999.50
First Light Acquisition Group, LLC – Series 12	333,333	$499,999.50	333,333	$499,999.50
First Light Acquisition Group, LLC – Series 13	166,667	$250,000.50	166,667	$250,000.50
First Light Acquisition Group, LLC – Series 14	333,333	$499,999.50	333,333	$499,999.50
First Light Acquisition Group, LLC – Series 15	133,333	$199,999.50	133,333	$199,999.50
Metric Finance Holdings I, LLC	582,572	$873,858	669,957	$1,004,936